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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 7, 2001

                        FIRST INTERNATIONAL BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)



           DELAWARE                     0-22861                 06-1151731
        (State or Other         (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                            Identification Number)

                               280 TRUMBULL STREET
                           HARTFORD, CONNECTICUT 06103
          (Address of Principal Executive Offices, Including Zip Code)

                                 (860) 727-0700
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

                  On June 1, 2001, the First International Bancorp, Inc. stockholders approved the merger of Stag Merger Company, Inc., a wholly owned subsidiary of United Parcel Service, Inc. ("UPS"), with and into First International Bancorp, Inc. ("FIB"). Pursuant to the Agreement and Plan of Merger dated January 15, 2001, upon the consummation of the merger, each share of common stock of FIB is to be converted into a number of shares of UPS Class B common stock, par value $.01 per share, as determined in accordance with the merger agreement. The consummation of the merger occurred on August 7, 2001.

         As calculated in accordance with the merger agreement, upon the consummation of the merger, each share of common stock of FIB was converted into the right to receive (i) 0.1320 shares of UPS Class B common stock and (ii) cash in lieu of any fractional share, without interest. Of the 0.1320 shares of UPS Class B common stock to be issued upon conversion of each share of common stock of FIB, 0.0173 shares of UPS Class B common stock will be deposited with First Union National Bank, as escrow agent, in accordance with the Merger Agreement and pursuant to an Escrow and Indemnity Agreement dated August 7, 2001. The exchange ratio was determined after taking into account the various adjustments described in the merger agreement and UPS' and FIB's proxy statement/prospectus, previously delivered to all FIB stockholders, including adjustments based on FIB's net book value at closing.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 7, 2001

                                         FIRST INTERNATIONAL BANCORP, INC.


                                         By: /s/ Robert J. Bernabucci
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                                            Robert J. Bernabucci
                                            President



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